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                                                                 EXHIBIT (h)(13)

                                 NORTHERN FUNDS


                 ADDENDUM NO. 8 TO THE TRANSFER AGENCY AGREEMENT
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         This Addendum, dated as of the ____ day of ________, 1999, is entered into between NORTHERN FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

         WHEREAS, the Trust and the Transfer Agent have entered into a Transfer Agency Agreement dated as of April 1, 1994 as amended by Addendum No. 1 dated November 29, 1994, by Addendum No. 2 dated March 29, 1996, by Addendum No. 3 dated August 7, 1996, by Addendum No. 4 dated March 24, 1997, by Addendum No. 5 dated February 12, 1997, by Addendum No. 6 dated November 18, 1997 and by Addendum No. 7 dated December 21, 1998 (the "Transfer Agency Agreement") pursuant to which the Trust has appointed the Transfer Agent to act as transfer agent to the Trust for the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, International Fixed Income Fund, Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Fund, International Growth Equity Fund, International Select Equity Fund, Technology Fund, Stock Index Fund, Florida Intermediate Tax-Exempt Fund, Short-Intermediate U.S. Government Fund, California Intermediate Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Small Cap Index Fund, Mid Cap Growth Fund, High Yield Municipal Fund and the High Yield Fixed Income Fund; and

         WHEREAS, the Trust is establishing the Tax-Exempt Money Market and the Small Cap Growth Funds (the "Funds"), and the Trust desires to retain the Transfer Agent under the terms of the Transfer Agency Agreement to render transfer agency and other services with respect to the Funds and the record and/or beneficial owners of the Funds, and the Transfer Agent is willing to render such services.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


         1.       Appointment. The Trust hereby appoints the Transfer Agent as
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                  transfer agent with respect to the Funds in accordance with the terms set forth in the Transfer Agency Agreement. The Transfer Agent hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Transfer Agency Agreement for the compensation therein provided.

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         2.       Capitalized Terms. From and after the date hereof, the term
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                  "Current Funds" as used in the Transfer Agency Agreement shall be deemed to include the Funds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

         3.       Miscellaneous. The initial term of the Transfer Agency
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                  Agreement with respect to the Funds shall continue, unless sooner terminated in accordance with the Transfer Agency Agreement, until March 31, 2000. Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.


         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

         All signatures need not appear on the same copy of this Addendum.


                                        NORTHERN FUNDS


Attest:                                 By:
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                                        Title:
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                                        THE NORTHERN TRUST COMPANY


Attest:                                 By:
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                                        Title:
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